                                                                    Exhibit 99.2

                                                                    NEWS RELEASE

Investor Relations Contact:                    Corporate Communications Contact:
Rochelle Krause                                Mana Uchino
PDF Solutions, Inc.                            PDF Solutions, Inc.
Tel: (408) 938-6437                            Tel: (408) 938-6483
Email: rochelle.krause@pdf.com                 Email: mana.uchino@pdf.com


             PDF SOLUTIONS, INC. PROVIDES FINANCIAL OUTLOOK FOR THE
                          SECOND QUARTER OF FISCAL 2003

      SAN JOSE, Calif. -- April 24, 2003 -- PDF Solutions, Inc. (Nasdaq: PDFS), the leading provider of semiconductor process-design integration technologies and services, today provided its financial outlook for the second fiscal quarter ending June 30, 2003.

      PDF Solutions expects total revenue in the range of $10.0 million to $10.5 million for the second fiscal quarter ending June 30, 2003. Pro forma net loss for the second fiscal quarter of 2003, excluding amortization of stock-based compensation and intangibles, is projected in a range of $50,000 to $550,000, or breakeven to $0.02 per diluted share.

      Reported net loss, on a GAAP basis, is projected in a range of $425,000 to $925,000, or $0.02 to $0.04 per diluted share.

      As previously announced, the company will hold a live conference call beginning at 3:00 p.m. PDT/6:00 p.m. EDT today to discuss this outlook. A live webcast of this teleconference will be available on the company's website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address following the call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by the company's management when discussing our financial results and outlook with investors and analysts, will be available on the company's website at http://www.pdf.com/news_archive.phtml following the date of this release.


                                     -more-

EFFECTIVENESS OF GUIDANCE

      The outlook set forth above represents PDF Solutions' expectations only as of the date of this release, and should not be viewed as a statement about PDF Solutions' expectations after this date. Although this release will remain available on PDF Solutions' website, its continued availability does not indicate that PDF Solutions is reaffirming or confirming its continued validity. PDF Solutions does not intend to report on its progress, or provide comments to analysts or investors on or otherwise update such guidance until it releases its quarterly results.

ABOUT PDF SOLUTIONS

      PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for integrated circuits (ICs). PDF's software, methodologies and services enable semiconductor companies to create more manufacturable IC designs and more capable manufacturing processes. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, California, PDF operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

      PDF Solutions(R) is a registered trademark of PDF Solutions, Inc.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are forward looking, including the statements regarding PDF's 2003 Second Fiscal Quarter Outlook, the expected growth in revenue, the pro forma net loss and pro forma net loss per share and the reported net loss and net loss per share. The words "estimate", "project", "expect", "believe" and similar expressions also identify forward-looking statements. Actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: any unforeseen industry changes; difficulties in modifying PDF's solutions on a timely basis; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF's products and services. Readers should also refer to the risk disclosures set forth in PDF's Report on Form 10-K filed with the SEC on March 23, 2003. The forward-looking statements contained in this release are made as of the date hereof, and PDF does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.


                                     -more-

                               PDF SOLUTIONS, INC.
              RECONCILIATION OF PROJECTED REPORTED GAAP NET LOSS TO
                          PROJECTED PRO FORMA NET LOSS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDING
             PROJECTED RESULTS                             JUNE 30, 2003
                                                ------------------------------------
Net loss per share - diluted...............     $  (0.02)        to        $  (0.04)
                                                ========                   ========
Net loss...................................     $   (425)        to        $   (925)

Stock-based compensation amortization......          350                        350

Amortization of intangibles, net...........           25                         25
                                                --------                   --------
Pro forma net loss.........................     $    (50)        to        $   (550)
                                                ========                   ========
Pro forma net loss per share - diluted.....     $  (0.00)        to        $  (0.02)
                                                ========                   ========
Weighted average common shares - diluted...       22,750                     22,750
                                                ========                   ========


                                      ###